This filing is made in connection with Registration No. 333-138103

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_________

NetSol Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	95-4627685 (I.R.S. Employer Identification No.)
_________ 24025 Park Sorrento, Suite 410 Calabasas, CA 91302 Phone: (818) 222-9195 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_________

Najeeb U. Ghauri, Chief Executive Officer
23901 Calabasas Road, Suite 2072
Calabasas, CA 91302
Phone: (818) 222-9195
(Name, address, including zip code, and telephone number, including area code, of agent for service)

_________

_________

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

_________

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer (do not check if a smaller reporting company) ☑	Smaller reporting company ☐

EXPLANATORY NOTE

This Post Effective Amendment No. 2 amends the original registration statement and prospectus contained therein (the “Original Filing”) to provide our independent auditor’s consent to the incorporation by reference of our Annual Report on Form 10-K for the year ended June 30, 2012 and June 30, 2013.

This Amendment should be read in conjunction with the Original Filing and with our other filings made with the Securities and Exchange Commission subsequent to the filing of the Original Filing, including any amendments to those filings.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPERTS

Kabani & Company, Inc.  (“Kabani”), an independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2011, June 30, 2012 and June 30, 2013.  Our financial statements and notes thereto are incorporated by reference in reliance on Kabani’s reports, given on their authority as experts in accounting and auditing.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas, State of California, on March 27, 2014.

NETSOL TECHNOLOGIES, INC.

By:	/s/ Najeeb U. Ghauri
Najeeb U. Ghauri,
Chief Executive Officer, Chairman and Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Najeeb U. Ghauri	Chief Executive Officer and	March 27, 2014
Najeeb U. Ghauri	Director (Principal Executive Officer)

*	Chief Financial Officer (Principal	March 27, 2014
Roger Almond	Financial and Accounting Officer)

*	Director	March 27, 2014
Salim Ghauri

*	Director	March 27, 2014
Naeem Ghauri

*	Director	March 27, 2014
Eugen Beckert

*	Director	March 27, 2014
Shahid Javed Burki

*	Director	March 27, 2014
Mark Caton

*	Director	March 27, 2014
Jeffrey Bilbrey

*By:	/s/ Najeeb U. Ghauri
Najeeb U. Ghauri
Attorney-in-fact

EXHIBIT INDEX

23.1	Consent of Independent Registered Accounting Firm
24†	Power of Attorney
____________________

†	Incorporated by reference to the registrants’ registration statement on Form S-3 (File No. 333-177483) filed October 24, 2011.